UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2010
INSITE VISION INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)
0-22332 (Commission File No.)		94-3015807 (I.R.S. Employer Identification No.)

965 Atlantic Ave., Alameda, California (Address of Principal Executive Offices)		94501 (Zip Code)

(510) 865-8800 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 28, 2010, InSite Vision Incorporated (the "Company") held its 2010 annual meeting of stockholders. The matters voted on by the Company's stockholders and the voting results are as follows:

1. Election of Directors. All six nominees for director were elected.

Name	Shares For	Shares Withheld	Broker Non-Votes
Evan S. Melrose, M.D.	17,109,430	5,208,648	59,263,703
Rick D. Anderson	16,989,779	5,328,299	59,263,703
Timothy P. Lynch	17,275,448	5,042,630	59,263,703
Timothy McInerney	17,155,426	5,162,652	59,263,703
Robert O'Holla	17,228,148	5,089,930	59,263,703
Anthony J. Yost	17,274,080	5,043,998	59,263,703

2. Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. The appointment of Burr Pilger Mayer, Inc. was ratified.

Shares For	Shares Against	Shares Abstained
73,010,741	4,174,226	4,396,814

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2010

INSITE VISION, INC.

By:	/s/ Louis Drapeau
Name:	Louis Drapeau
Title:	Interim Chief Executive Officer, Vice President and Chief Financial Officer